EXHIBIT 5.1

March 23, 2018

Nemus Bioscience, Inc.

600 Anton Blvd., Suite 1100

Costa Mesa, California 92626

Re: Opinion of Counsel for Registration Statement on Form S-1

Ladies and Gentlemen:

We act as counsel for Nemus Bioscience, Inc., a Nevada corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-1, including the prospectus constituting a part thereof (the “Registration Statement”), being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration for resale under the Registration Statement by the selling stockholders named therein of an aggregate of 85,700,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), consisting of 41,500,000 issued and outstanding shares of Common Stock (the “Issued Shares”) and 44,200,000 shares of Common Stock issuable upon the exercise of outstanding warrants (the “Warrants”) to purchase shares of Common Stock (the “Warrant Shares” and, collectively with the Issued Shares, the “Registered Shares”). The Registered Shares and Warrants were issued pursuant to a Securities Purchase Agreement, dated January 19, 2018 and a Subscription Agreement, dated February 16, 2018 (collectively, the “Purchase Agreements”), each between the Company and the investors party thereto (the “Investors”).

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following (collectively, the “Documents”):

1.	the Registration Statement;
2.	the Company’s Articles of Incorporation;
3.	the Company’s Bylaws;
4.	the Purchase Agreements; and
5.	such other documents and records and other certificates and instruments and matters of law as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In rendering the opinions set forth below, we have assumed: (i) the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents; (ii) each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so; (iii) each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory; and (iv) the obligations of each party set forth therein are legal, valid and binding obligations of such party and are enforceable against such party in accordance with all stated terms. In addition, in rendering this opinion, we assumed the Registered Shares will be offered in the manner and on the terms identified or referred to in the Registration Statement, including all amendments thereto.

As to matters of fact, we have relied upon the Documents and, solely to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company, without independently verifying the accuracy of such documents, records and instruments.

Based solely upon and subject to the foregoing, and subject to the assumptions, limitations and qualifications stated herein, and assuming that (i) the Registration Statement becomes and remains effective, and the Prospectus which is a part of the Registration Statement (the “Prospectus”), and the Prospectus delivery requirements with respect thereto, fulfill all of the requirements of the Securities Act, throughout all periods relevant to the opinion; and (ii) all offers and sales of the Registered Shares will be made in compliance with the securities laws of the states having jurisdiction thereof; we are of the opinion that the Registered Shares have been duly authorized, and (a) the Issued Shares have been validly issued and are fully paid and nonassessable, and (b) the Warrant Shares, when issued by the Company upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

This opinion letter is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

We do not express any opinion herein concerning any law other than the laws of the State of Nevada and the federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ GREENBERG TRAURIG, LLP